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                                    EXHIBIT 23(a)

                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated November 22, 1996, with respect to the consolidated financial statements and schedule of AirNet Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.






                                                       ERNST & YOUNG LLP


Columbus, Ohio
December 31, 1997